  Exhibit 99.1

Support.com Reports First Quarter 2019 Financial Results

Sunnyvale, CA – May 13, 2019 – Support.com, Inc. (NASDAQ: SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today reported unaudited financial results for its first quarter ended March 31, 2019.

Q1 2019 Financial Summary

For the first quarter of 2019, total revenue was $18.1 million, up 9 percent compared to revenues of $16.5 million in the first quarter of 2018 and up 3 percent compared to revenues of $17.5 million in the fourth quarter of 2018.

We recorded net income for the first quarter of 2019 of $1.4 million, or $0.08 per share, compared to a loss of $(0.8) million, or $(0.04) per share, in the first quarter of 2018 and net income of $0.4 million, or $0.02 per share, in the fourth quarter of 2018.

Key changes in our net income/(loss) included the following:

●
Gross profit increased by $1.9 million in the first quarter compared to the same period in 2018, and by $1.1 million compared to the fourth quarter of 2018.
●
Our gross profit margin increased by 9 percentage points compared with the same quarter of 2018 and increased by nearly 6 percentage points relative to the fourth quarter of 2018. The increase over the prior quarter reflect the success of our continued investment in recruiting and training talented agents with several key customers while improving our operational efficiencies.
●
Operating expenses in the first quarter of 2019 were $3.0 million, as compared with $3.4 million of operating expenses in the first quarter of 2018 and slightly higher than the $2.9 million of operating expenses in the fourth quarter of 2018.
●
Operating expenses in the first quarter of 2018 include $0.4 million of stock compensation related expenses as compared with $44,000 in the first quarter of 2019.

Balance Sheet Information

At March 31, 2019, cash, cash equivalents and short-term investments were $48.0 million, of which $10 million was paid to the Federal Trade Commission (“FTC”) on April 1, 2019 as a part of the previously disclosed settlement negotiations. Cash, cash equivalents and short-term investments were $47.6 million at March 31, 2018 and $49.6 million at December 31, 2018.

Total assets as of March 31, 2019 were $65.6 million and total shareholders’ equity was $49.5 million.

Support.com will not host a conference call discussing the Company’s first quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2019 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Support.com. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as "will", "expect", "believe", "anticipate", "estimate", "should", "intend", "plan", "potential", "predict" "project", "aim", and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Support.com, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company's and management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims; and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Our filings with the SEC, which may be obtained for free at the SEC's website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2019 (1)	2018 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$47,988	$49,649
Accounts receivable, net	14,871	12,292
Prepaid expenses and other current assets	958	999
Total current assets	63,817	62,940
Property and equipment, net	637	703
Intangible assets, net	250	250
Right of Use assets	186	-
Other assets	708	707

Total assets	$65,598	$64,600

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,745	$3,791
Other accrued liabilities	1,009	978
Accrued legal settlement	10,000	10,000
Short-term lease liability	175	-
Short-term deferred revenue	1,315	1,135
Total current liabilities	15,244	15,904
Long-term lease liability	13	-
Other long-term liabilities	801	800
Total liabilities	16,058	16,704

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	268,846	268,794
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,358)	(2,507)
Accumulated deficit	(211,653)	(213,096)
Total stockholders' equity	49,540	47,896

Total liabilities and stockholders' equity	$65,598	$64,600

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended Decembeer 31, 2018.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2019 (1)	December 31, 2018	March 31, 2018

Revenue:
Services	$16,864	$16,297	$15,200
Software and other	1,200	1,245	1,322
Total revenue	18,064	17,542	16,522

Cost of revenue:
Cost of services	13,798	14,411	14,111
Cost of software and other	54	56	55
Total cost of revenue	13,852	14,467	14,166
Gross profit	4,212	3,075	2,356
Operating expenses:
Research and development	749	698	711
Sales and marketing	392	440	550
General and administrative	1,896	1,785	2,146
Total operating expenses	3,037	2,923	3,407

Income (loss) from operations	1,175	152	(1,051)

Interest income and other, net	296	289	205

Income (loss) before income taxes	1,471	441	(846)

Income tax provision (benefit)	28	23	(80)

Net income (loss)	$1,443	$418	$(766)

Net earnings (loss) per share
Basic	$0.08	$0.02	$(0.04)
Diluted	$0.08	$0.02	$(0.04)

Shares used in computing per share amounts
Basic	18,955	18,923	18,729
Diluted	19,004	18,983	18,729

Investor Contact

Investor Relations, Support.com
+1 (650) 556-8574
IR@support.com